UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 21, 2022, Andrew Van Noy resigned as President and Chief Executive Officer of AiAdvertising, Inc. (the “Company”). Mr. Van Noy will continue to serve as Chairman of the Company’s board of directors.

On July 21, 2022, Gerard Hug, age 55, was appointed as Director and Chief Executive Officer of the Company. Prior to being appointed as CEO  and Director of the Company, Mr. Hug was Director of Operations from July 2018, where he was instrumental in architecting and executing the Company’s pivot from a traditional agency to an Enterprise Software Technology company, focused on commercializing Artificial Intelligence and Machine Learning in the Digital Marketing and Advertising space. Mr. Hug was previously Chief Executive Officer and Director of SITO Mobile from November 10, 2014 through February 2017, where he architected and executed the successful transformation of the company from a SMS aggregator to an industry leader in Location-Based Mobile Advertising.  Mr. Hug also served as Director of Corporate Development, Executive Vice President of SITO Mobile Interim CEO, before his promotion to CEO in November 2014. Between 2007 and 2010, Mr. Hug was the co-founder and President of Waveyard Development LLC, a water-sports resort destination development company. From 2003 to June 2006, Mr. Hug served as Executive Vice President and Chief Strategy Officer of Wireless Retail Inc., a $400 million wireless services company that was among the first U.S. businesses to use the store-in-store business model to sell mobile phones for wireless carriers through large nationwide retailers. Mr. Hug was interim CFO for Wireless Retail Inc. leading up to its sale to Radio Shack Corporation. From 2002 to 2004, Mr. Hug was Managing Partner of Redwood Partners, an early-stage merchant bank and advisory firm that focused on providing early-stage capital and executive management to technology, media and telecommunications businesses. Mr. Hug attended The Pennsylvania State University where he studied finance on a full athletic scholarship, and was a member of the 1986 National Championship football team under legendary coach Joe Paterno.

The Board has concluded that Mr. Hug is qualified to serve as a director because of the depth of his industry experience and his extensive experience as an executive in the digital marketing space.

In connection with Mr. Hug’s appointment, the Company entered into an employment offer letter (“Employment Offer Letter”) with Mr. Hug. Pursuant to the Employment Offer Letter, Mr. Hug received a signing bonus of $100,000 and will receive an annual base salary of $375,000. After 12 months of employment, Mr. Hug will receive a performance and compensation review by the Company’s compensation committee of the board of directors of the Company. He will also be eligible for an annual bonus of up to $375,000, upon meeting objectives set by the board of directors.

The foregoing description of the Employment Offer Letter is qualified by reference to the full text of the Employment Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Employment Offer Letter
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: July 26, 2022	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer

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